EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE

                      (In thousands, except per share data)
                                   (Unaudited)

                                                                    Three Months Ended
                                                                          March 31
                                                                    1998         1997

BASIC:
Income:
  Income from continuing operations   . . . . . . . . . .       $   3,508      $    3,160
  Extraordinary gain    . . . . . . . . . . . . . . . . .            -              4,568

    Total income for basic earnings per
      share calculation     . . . . . . . . . . . . . . .       $   3,508      $    7,728

Shares:
  Average number of common
     shares outstanding   . . . . . . . . . . . . . . . .          16,060          16,056

Earnings Per Share:
  Income from continuing operations   . . . . . . . . . .       $     .22      $      .20
  Extraordinary gain    . . . . . . . . . . . . . . . . .             -                       .28

    Net income per share  . . . . . . . . . . . . . . . .       $     .22      $      .48




                                                                      EXHIBIT 11


                            ROBERTSON-CECO CORPORATION
                COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE

                      (In thousands, except per share data)
                                   (Unaudited)


                                                                    Three Months Ended
                                                                          March 31
                                                                    1998         1997

DILUTED:
Income:
  Income from continuing operations   . . . . . . . . . .        $  3,508      $   3,160
  Extraordinary gain  . . . . . . . . . . . . . . . . . .              -           4,568

    Total income for diluted earnings per
      share calculation   . . . . . . . . . . . . . . . .        $  3,508      $   7,728

Shares:
  Average number of common
    shares outstanding    . . . . . . . . . . . . . . . .          16,060         16,056

  Incremental shares to reflect dilutive
    effect of deferred compensation plan  . . . . . . . .              36             30

  Total number of common shares
    assuming dilution   . . . . . . . . . . . . . . . . .          16,096         16,086

Earnings Per Share:
  Income from continuing operations   . . . . . . . . . .        $    .22      $     .20
  Extraordinary gain  . . . . . . . . . . . . . . . . . .              -             .28

  Net income per share  . . . . . . . . . . . . . . . . .        $    .22      $     .48


